Exhibit 99.4

[LETTER OF HARRISON SCOTT PUBLICATIONS]

August 18, 2006

Sunset Financial Resources, Inc.

10245 Centurion Parkway North, Suite 305

Jacksonville, Florida 32256

CONSENT OF HARRISON SCOTT PUBLICATIONS, publisher of ASSET-BACKED ALERT

We hereby consent to the reference in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-135020) of Sunset Financial Resources, Inc. (the “Registration Statement”) filed with the United States Securities Exchange Commission on August 18, 2006 to our report under the heading “Alesco’s Manager” in the prospectus included in the Registration Statement.

Regards,

/s/	Daniel Cowles
Daniel Cowles Chairman/Publisher General Manager Harrison Scott Publications Publisher of Asset-Backed Alert 5 Marine View Plaza, Ste. 301 Hoboken, NJ 07030-5795